As filed with the Securities and Exchange Commission on December 2, 2021

Registration No. 333-04033

333-21979

333-87888

333-125675

333-184992

333-200138

333-250736

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-04033,

Form S-8 Registration Statement No. 333-21979,

Form S-8 Registration Statement No. 333-87888,

Form S-8 Registration Statement No. 333-125675,

Form S-8 Registration Statement No. 333-184992,

Form S-8 Registration Statement No. 333-200138, and

Form S-8 Registration Statement No. 333-250736

UNDER

THE SECURITIES ACT OF 1933

Hawkeye Acquisition, Inc.

(Exact name of registrant as specified in its charter)

Delaware	42-0410230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Gray Television, Inc.

4370 Peachtree Road, NE

Atlanta, Georgia 30319

(Address of principal executive offices including zip code)

Meredith Corporation’s 1993 Stock Option Plan for Non-Employee Directors

Meredith Corporation’s 1996 Stock Incentive Plan

Meredith Corporation’s Corporation 2004 Stock Incentive Plan

Meredith Corporation’s Savings and Investment Plan

Meredith Corporation’s Employee Stock Purchase Plan of 2002

Meredith Corporation’s Stock Incentive Plan

Meredith Corporation’s Employee Stock Purchase Plan

(Full title of the plans)

James C. Ryan

Executive Vice President and Chief Financial Officer

Gray Television, Inc.

4370 Peachtree Road, NE

Atlanta, Georgia 30319

(404) 504-9828

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to all Registration Statements on Form S-8, including all post-effective amendments thereto, of Hawkeye Acquisition, Inc. (f/k/a Meredith Corporation) (the “Registrant” or the “Company”), including but not limited to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), and is being filed to deregister all securities of the Registrant that had been registered for issuance on the Registration Statements that remain unsold under such Registration Statements:

File No.	Date Filed with the SEC	Name of Equity Plan or Agreement	Shares of Common Stock Registered (#)
333-04033	May 17, 1996	Meredith Corporation’s 1993 Stock Option Plan for Non-Employee Directors	200,000
333-21979	February 18, 1997	Meredith Corporation’s 1996 Stock Incentive Plan Meredith Corporation’s 1993 Stock Option Plan for Non-Employee Directors	2,475,000
333-87888	May 9, 2002	Meredith Corporation’s Employee Stock Purchase Plan of 2002	500,000
333-125675	June 9, 2005	Meredith Corporation’s 2004 Stock Incentive Plan Meredith Corporation’s Savings and Investment Plan	4,000,000
333-184992	November 16, 2012	Meredith Corporation’s Employee Stock Purchase Plan of 2002	500,000
333-200138	November 12, 2014	Meredith Corporation’s 2014 Stock Incentive Plan	8,512,500
333-250736	November 20, 2020	Meredith Corporation Employee Stock Purchase Plan	500,000

On December 1, 2021, Gray Television, Inc. (“Gray”), through its direct wholly owned subsidiary, Gray Hawkeye Stations, Inc. (for such purpose, “Merger Sub”), completed an acquisition of Meredith Corporation (“Meredith”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) with Meredith, immediately after the consummation of Meredith’s spinoff of its national media group to the current Meredith shareholders, Merger Sub merged with and into Meredith, with Meredith surviving the merger as a wholly owned subsidiary of Gray.

Accordingly, in accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities of the Company that had been registered but remain unsold at the termination of the offering, the Company hereby removes from registration any and all such securities registered but unsold under the Registration Statements as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on December 2, 2021.

Hawkeye Acquisition, Inc. (f/k/a Meredith Corporation)

By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Treasurer

No other person is required to sign the Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933.